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                                                                       EXHIBIT 3


                             JOINT FILING AGREEMENT

This will confirm the agreement by and between the undersigned that the Statement on Schedule 13D (the "Statement") filed on or about this date, and all amendments thereto, relating to the offer by SHL TeleMedicine Acquisition Corp., a Delaware corporation ("Purchaser") and an indirect wholly-owned subsidiary of SHL TeleMedicine Ltd., an Israeli corporation ("SHL"), to purchase all the outstanding shares of common stock, par value $0.001 per share, of Raytel Medical Corporation, a Delaware corporation ("Raytel"), including the associated rights to purchase the Series A Preferred Stock of Raytel, are being filed on behalf of the undersigned and the agreement that SHL may make such filings on behalf of Purchaser.

Each of the undersigned hereby acknowledges that pursuant to Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, that each person on whose behalf the Statement is filed is responsible for the timely filing of such statement and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in two or more counterparts by each of the undersigned, and each of which, taken together, shall constitute one and the same instrument.

Date:  February 19, 2002

                                        SHL TELEMEDICINE LTD.


                                        By: /s/ Yariv Alroy
                                           -----------------------------------
                                        Name:  Yariv Alroy
                                        Title  Co-President


                                        SHL TELEMEDICINE ACQUISITION CORP.


                                        By: /s/ Yariv Alroy
                                           -----------------------------------
                                        Name:  Yariv Alroy
                                        Title  Co-President